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                                                         Exhibit 10.15


                           MARK IV INDUSTRIES, INC.
                             EXECUTIVE BONUS PLAN

                     ____________________________________
                           Amendment and Restatement
                            Effective March 1, 1995
                     ____________________________________



            WHEREAS, Mark IV Industries, Inc., a Delaware corporation whose corporate headquarters is located at One Towne Centre, 501 John James Audubon Parkway, Amherst, New York (the "Company") adopted an executive bonus plan to enable the Company to reward certain of its key executives for implementing management policies and procedures which substantially improve the profitability of the Company and the Company's value to its stockholders; and

            WHEREAS, under the terms of Section 162(m) of the Internal Revenue Code of 1986, as amended, the amount of the compensation which is paid by the Company to any of its employees may be limited if the amount of such compensation is not determined by reference to certain performance related goals which are established by a committee of outside directors and approved by the Company's stockholders; and

            WHEREAS, the Board of Directors of the Company has heretofore authorized the adoption of this amendment and restatement to the Company's executive bonus plan and the submission of this amendment and restatement of the Company's executive bonus plan to the Company's stockholders for their approval in order to insure that the Company will continue to be able to attract, motivate and retain the services of highly qualified individuals as executives of the Company without subjecting the Company to the risk that amounts paid to such executives under this amendment and restatement of the Company's executive bonus plan will not be fully deductible;

            NOW, THEREFORE, in consideration of the foregoing, the Company hereby adopts the following as the Executive Bonus Plan of Mark IV Industries, Inc. (the "Plan") effective March 1, 1995:


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                                  ARTICLE 1.
                         Eligibility and Participation


      1.01 Eligible Employees. For purposes of this Plan, the term "Eligible Employee" means each employee of the Company whose principal place of employment is at the Company's headquarters at One Towne Centre, 501 John James Audubon Parkway, Amherst, New York (or such other location at which the Company's headquarters may, from time to time, be located) and who, either:
(a) by virtue of his position, duties and responsibilities with respect to the operations of the Company, is required, pursuant to the applicable provisions of the Securities Act of 1934, as amended, to report to the U.S. Securities and Exchange Commission the amount of and any changes in his ownership of any common stock or other equity securities of the Company; or (b) is entitled to receive a bonus, to the extent bonuses are otherwise payable under the terms of this Plan, under the terms of a written employment agreement between the Company and such employee.

      1.02 Participation. Unless otherwise specifically determined by the Compensation Committee of the Company's Board of Directors (hereinafter the "Committee") as provided for in Section 2.05 hereof, each Eligible Employee as defined in Section 1.01 above shall be entitled to receive an incentive bonus award for each fiscal year of the Company in which this Plan is in effect in an amount determined in accordance with the provisions of Article 2 hereof.


                                  ARTICLE 2.
              Determination and Payment of Incentive Bonus Awards


      2.01 Establishment of Performance Goals. On or before May 30 of each fiscal year of the Company in which this Plan is in effect, (or, in the event the Company's fiscal year begins on any date other than March 1 of any calendar year, no later than ninety (90) days following the beginning of such fiscal year), the Committee shall establish a performance goal which must be achieved by the Company for the fiscal year of the Company in which such performance goal is established in order for any incentive bonus to be payable to Eligible Employees under the terms of this Plan with respect to such fiscal year. The performance goal to be established by the Committee as provided for above in this Section 2.01 shall be based on an objective and quantifiable measure of the Company's earnings.

      On or before the date described in the preceding paragraph, the Committee shall deliver a written statement to the Company's Board of Directors which contains a description of the performance goal established by the Committee and an objective and quantifiable method for determining the amount of the Company's earnings and for determining whether or not the performance goal as established by the Committee has been achieved.


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      2.02  Determination of Incentive Bonus Awards.  As soon as practicable following the release of the audited financial statements of the Company for each fiscal year of the Company in which this Plan is in effect, the Committee shall, based on such audited financial statements, determine if the performance goal established by the Committee for such fiscal year (as determined from the written statement filed by the Committee with the Company's Board of Directors pursuant to section 2.01 hereof) has been met or exceeded by the Company.

            If and to the extent that the earnings of the Company (as determined from the description of such earnings contained in the written statement filed by the Committee with the Company's Board of Directors pursuant to Section 2.01 hereof) exceed the earnings performance goal as established by the Committee pursuant to Section 2.01 hereof, the amount of any such excess (hereinafter referred to as the "Bonus Pool") shall be allocated to Eligible Employees in the manner described in Section 2.03 hereof.

      2.03 Allocation of Incentive Bonus Awards. Subject to the provisions of Sections 2.04 and 2.05 hereof, the amount of the Bonus Pool which shall be allocated to each Eligible Employee shall be equal to that portion of the Bonus Pool which: (a) the base salary of the Eligible Employee for the fiscal year of the Company with respect to which the Bonus Pool relates, bears to (b) the sum of the base salaries of all Eligible Employees for such fiscal year. For purposes of this Section 2.03, the base salary of an Eligible Employee and the sum of the base salaries of all Eligible Employees shall be determined:
(x) as of the beginning of the fiscal year of the Company with respect to which an incentive bonus award is payable; and (y) using the amount of the base salary which is payable to the Eligible Employee, regardless of whether or not such base salary is actually paid to the Eligible Employee as a result of the deferral of the payment of such base salary made by the Eligible Employee under the terms of the Non-Qualified Plan of Deferred Compensation of Mark IV Industries, Inc. (the "Deferred Comp. Plan"). Accordingly, the termination of any Eligible Employee's employment for any reason at any time during the fiscal year shall not affect the percentage of the Bonus Pool to be allocated to an Eligible Employee.

      2.04 Maximum Amount of Incentive Bonus Award. Notwithstanding the foregoing, in no event shall the amount of the incentive bonus which is payable to any Eligible Employee pursuant to the terms of this Plan exceed two hundred percent (200%) of the actual base salary which is payable to any such Eligible Employee (whether or not deferred pursuant to the Deferred Comp.
Plan) as determined for each calendar month for the 12 calendar months of the fiscal year of the Company with respect to which such incentive bonus is payable. In addition, notwithstanding anything to the contrary contained in any other provision of this Plan, in no event shall any Eligible Employee be entitled to payment of an incentive bonus under the terms of this Plan which exceeds $2,000,000 for any fiscal year of the Company.


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      2.05  Discretion to Reduce Incentive Bonus Award.  The Committee may, in
its discretion, decrease the amount of the incentive bonus awards which would otherwise be payable to all Eligible Employees pursuant to the foregoing provisions of this Plan. Any such reduction in the amount of the incentive bonus awards which are otherwise payable to Eligible Employees shall be made on a pro-rata basis among all the Eligible Employees so that the percentage reduction in the incentive bonus award for each of the Eligible Employees is the same as the percentage reduction in the amount of the incentive bonus award for all other Eligible Employees. In addition, the Committee may, in its discretion, determine that no incentive bonus shall be paid to any of the Eligible Employees even though the Company has achieved its performance goal. The determination of the Committee with respect to the amount of any reduction in the amount of the incentive bonus awards which would otherwise be payable to Eligible Employees pursuant to the foregoing provisions of this Plan shall be conclusive and binding on the Eligible Employees.

      2.06 Certification of Achievement of Performance Goals. As soon as practicable following the determination by the Committee of the amount of the incentive bonus awards to be paid to Eligible Employees pursuant to the terms of the Plan, the Committee shall certify to the Board of Directors of the Company, in writing: (a) that the performance goals established by the Company pursuant to Section 2.01 hereof have been achieved; (b) that the amount of the incentive bonus awards to be paid to each Eligible Employee have been determined in accordance with the applicable provisions of this Plan; and (c) the amount of the incentive bonus awards to be paid to each Eligible Employee.

      2.07 Payment of Incentive Bonus Awards. Unless an Eligible Employee has elected to defer his receipt of payment of any incentive bonus award payable to such Eligible Employee pursuant to the terms of this Plan (as permitted by the terms of the Deferred Comp. Plan), the Company shall, as soon as practicable following the Committee's delivery to the Board of Directors of the Company of the certification as provided for by Section 2.06 hereof, pay to each Eligible Employee, cash in an amount equal to the incentive bonus award payable to such Eligible Employee as determined pursuant to the preceding provisions of this Plan, minus any applicable withholding taxes.


                                  ARTICLE 3.
                                Administration


      3.01 Composition of the Committee. The Committee shall be composed of two (2) or more members of the Company's Board of Directors, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder.

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      3.02  General Duties and Responsibilities of the Committee.  The
Committee shall administer the Plan in accordance with its terms and in such manner as will result in the amount of the incentive bonus awards payable under the terms of this Plan being treated as performance based compensation under the applicable provisions of Section 162(m) of the Internal Revenue Code of 1986 and the regulations issued thereunder. The Committee shall have all powers necessary to carry out the provisions of the Plan. Any interpretation, construction or determination made by the Committee in good faith in connection with its administration of the Plan shall be final, conclusive and binding upon the Participants and their spouses, estates and beneficiaries. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan. The Committee, may employ attorneys, accountants and such other advisors to advise it with respect to its duties and obligations as it deems appropriate.

      3.03 Expenses and Compensation. The expenses necessary to administer the Plan shall be borne by the Company. Expenses include, but are not limited to, expenses involved in retaining any necessary professional assistance. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. The Committee, with the approval of the Company may receive reasonable compensation for services rendered in administering this Plan, provided the member performing the services is not a full-time employee.

      3.04 Information from the Company. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Eligible Employees, their employment, their base salaries, their retirement, death, total and permanent disability or termination of employment, and such other pertinent facts as the Committee may require. The Committee is entitled to rely on such information as is supplied by the Company and shall have no duty or responsibility to verify such information.

      3.05 Multiple Signatures. One signature of any member of the Committee may be relied upon by any interested party as conclusive evidence that the Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Committee. No person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.


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      3.06  General Liability.  The Company, the Board of Directors of the
Company, the Committee, and any other person authorized to act on behalf of the Committee with respect to this Plan shall not be liable for any actions taken or omitted by any of them except for such acts involving gross negligence or willful misconduct of the party to be charged. Nothing contained in this Section 3.06 shall be deemed to release, discharge or otherwise limit the liability of the Company, and any successor in interest to the Company, for payment to Eligible Employees of the amount of any incentive bonus award which has become payable to an Eligible Employee as provided for in the certification provided to the Company's Board of Directors by the Committee pursuant to Section 2.06 hereof.


                                  ARTICLE 4.
                           Amendment and Termination

      4.01 Amendment. The Board of Directors shall have the right at any time and from time to time, without the consent of any Participant or Beneficiary, to amend, in whole or in part, any or all of the provisions of this Plan. No amendment to the Plan shall be effective to the extent that it has the effect of increasing the maximum amount of the incentive bonus award payable to any Eligible Employee unless the terms of such amendment are approved by the stockholders of the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware. In addition, no amendment shall have the effect of decreasing the amount of any incentive bonus award which has become payable to an Eligible Employee pursuant to the terms of the certification to be delivered by the Committee to the Company's Board of Directors pursuant to Section 2.06 hereof.

      4.02 Termination. The Company, by action of its Board of Directors, shall have the right at any time, and without notice to Eligible Employees, to terminate this Plan and provided that, no such termination shall affect any Eligible Employee's right to payment of any incentive bonus award after the amount of such incentive bonus award has been certified to the Company's Board of Directors as provided for by Section 2.06 hereof.


                                  ARTICLE 5.
                                 Miscellaneous

      5.01 No Rights Created by Plan - Terms of Employment Not Affected. Neither the establishment of the Plan nor any modification hereof, nor the payment of any incentive bonus award hereunder shall be construed as giving to any Eligible Employee or any other person, any legal or equitable right against the Company or any officer or employee thereof, or the Committee, except as herein provided. Under no circumstances shall participation in this Plan constitute a contract of continuing employment or in any manner obligate the Company to continue the services of an Eligible Employee.


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      5.02  Eligible Employee's Rights Unsecured.  This Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The rights of an Eligible Employee to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and Eligible Employees shall not have any rights in or against any specific assets of the Company.

      5.03 No Guaranty of Benefits. Nothing contained in this Plan shall be deemed to constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay the benefits hereunder.

      5.04 Execution of Receipts and Releases. Any payment to any Eligible Employee in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan, and the Committee may require such Eligible Employee as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

      5.05 Benefits Non-Assignable. No incentive bonus which shall be payable to any Eligible Employee under the terms of this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and no such incentive bonus shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts or any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Committee except to such extent as may be required by law.

      5.06 Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal Law and the laws of the State of New York and all provisions hereof shall be administered according to such laws.

      5.07 Masculine Gender to Include Feminine; Singular to Include Plural. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

      5.08 Headings No Part of Plan. Headings of articles, sections and subsections herein are inserted for convenience of reference only. They constitute no part of this Plan and are not to be construed in the construction hereof.


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      5.09  Effective Date and Duration.  This Plan shall be effective March
1, 1995 provided that, prior to March 1, 1996, the terms of this Plan are approved by the stockholders of the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Mark IV Industries, Inc. has caused this Plan to be executed as of the 10th day of May, 1995.



                        MARK IV INDUSTRIES, INC.

                        By:   /s/ William P. Montague
                              -----------------------
                              President